Exhibit 99.1

 Cantel Medical Reports Financial Results for its Fourth Quarter Fiscal Year 2018
Strong fourth quarter closes record year in line with management expectations

•	Net sales of $228.9M, up 11.4%, with organic sales growth of 7.5%

•	Full year sales of $871.9M, up 13.2% with organic sales growth of 8.4%

•	GAAP diluted EPS of $0.41, down 0.4%

•	Non-GAAP diluted EPS of $0.62, up 14.5%

•	Full year GAAP diluted EPS of $2.18 up 27.6%

•	Full year Non-GAAP diluted EPS of $2.51, up 20.6%

•	GAAP net income of $16.9M, down 0.6%

•	Non-GAAP net income of $25.7M, up 14.1%
Little Falls, New Jersey- (September 27, 2018) - Cantel Medical Corp. (NYSE: CMD) today announced financial results for its fourth quarter ended July 31, 2018.

Jørgen B. Hansen, President and Chief Executive Officer, stated, “We are pleased to report record sales and strong earnings performance this quarter. Our 11.4% reported sales increase was driven by organic growth of 7.5%, the impact from acquisitions of 3.4% and a favorable impact from foreign currency of 0.5%. We continue to perform well internationally where sales were up 30.2% overall, driven by Germany and China. Our U.S. business grew 5.7% in the period.

For the full fiscal year, we reported record sales and earnings performance. Reported sales increased 13.2%, driven by organic growth of 8.4%, the impact from acquisitions of 4.0% and a favorable impact from foreign currency of 0.8%. Internationally the business grew at 33.8% driven by Germany, China and Canada. Our U.S. business grew at 7.4% for the year.

Overall, the strong performance in the fourth quarter capped off a record year for Cantel that was in line with our growth objectives."

Financial Highlights (Quarter):
Endoscopy sales grew 14.8%, with organic growth of 8.1%, showing continued performance across our core product lines. Revenue from stronger capital performance drove slight margin compression in the quarter, while recurring revenue for this segment was up 11.4%. Sales in Water Purification and Filtration increased 6.2%, led by strong demand for capital, service and chemistry. Healthcare Disposables reported year over year growth of 11.3%, with 10.1% organic, driven by the strategic branded portfolio which grew by 12.6%.

The Company's balance sheet continues to generate significant cash flow and EBITDAS. The fourth quarter ended with cash of $94.1M and gross debt of $200.0M, while generating adjusted EBITDAS of $44.5M in the quarter, up 4.5%.

The Company intends to release fiscal year 2019 guidance on its fourth quarter earnings call.

Conference Call Information:
The Company will hold a conference call to discuss the results for its fourth quarter ended July 31, 2018 on Thursday, September 27, 2018 at 11:00 a.m. Eastern Daylight Time.

To participate in the conference call, dial 1-877-407-8033 (U.S. & Canada) or 1-201-689-8033 (International) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Thursday, September 27, 2018 through midnight on October 27, 2018 by dialing 1-877-481-4010 (U.S. & Canada) or 1-919-882-2331 (International) and using conference ID #: 37531.

An audio webcast will be available via the Cantel website at www.cantelmedical.com. A replay of the presentation will be archived on the Cantel web site for those unable to listen live. In addition, the Company will provide a supplemental presentation to complement the conference call. The presentation can be accessed on Cantel’s website in the Investor Relations section under presentations.

About Cantel Medical:
Cantel Medical is a leading global company dedicated to delivering innovative infection prevention products and services for patients, caregivers, and other healthcare providers which improve outcomes, enhance safety and help save lives. Our products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, dialysate concentrates, hollow fiber membrane filtration and separation products. Additionally, we provide technical service for our products.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including, without limitation, the risks detailed in Cantel’s filings and reports with the Securities and Exchange Commission. Such forward-looking statements are only predictions, and actual events or results may differ materially from those projected or anticipated.

Contacts:	Milicent Brooks	Richard E. Moyer
	Cantel Medical Corp.	Cameron Associates, Inc.
	mbrooks@cantelmedical.com	richard@cameronassoc.com
	Phone: (973) 774-7452	Phone: (212) 554-5466

CANTEL MEDICAL CORP.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2018	2017	2018	2017
Net sales	$228,854	$205,502	$871,922	$770,157

Cost of sales	121,451	107,774	457,951	402,997

Gross profit	107,403	97,728	413,971	367,160

Expenses:
Selling	33,868	30,801	129,642	116,113
General and administrative	35,951	34,598	138,019	122,270
Research and development	7,103	5,039	24,646	18,367
Total operating expenses	76,922	70,438	292,307	256,750

Income from operations	30,481	27,290	121,664	110,410

Interest expense, net	1,467	1,000	5,289	4,303
Other income	—	(126)	(1,138)	(126)

Income before income taxes	29,014	26,416	117,513	106,233

Income taxes	12,126	9,419	26,472	34,855

Net income	$16,888	$16,997	$91,041	$71,378

Earnings per common share - diluted	$0.41	$0.41	$2.18	$1.71

Dividends declared per common share	$0.09	$0.07	$0.17	$0.14

Weighted average shares - diluted	41,667,741	41,799,602	41,635,078	41,542,765

(dollar amounts in thousands except share and per share data or as otherwise specified)

CANTEL MEDICAL CORP.
Condensed Consolidated Balance Sheets
(Unaudited)

	July 31, 2018	July 31, 2017
Assets
Cash and cash equivalents	$94,097	$36,584
Accounts receivable, net	118,642	110,656
Inventories, net	107,592	98,724
Prepaid expenses and other current assets	17,912	11,407
Property and equipment, net	111,417	88,338
Intangible assets, net	137,361	124,512
Goodwill	368,027	311,445
Other assets	5,749	4,707
Deferred income taxes	2,911	—
Total assets	$963,708	$786,373

Liabilities and stockholders’ equity
Current liabilities	$134,783	$106,779
Long-term debt	187,302	126,000
Deferred income taxes	27,624	24,714
Other long-term liabilities	5,132	4,948
Stockholders’ equity	608,867	523,932
Total liabilities and stockholders' equity	$963,708	$786,373

(dollar amounts in thousands except share and per share data or as otherwise specified)

Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Twelve Months Ended July 31,
	2018	2017
Cash flows from operating activities
Net income	$91,041	$71,378
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17,473	15,045
Amortization	17,357	18,407
Stock-based compensation expense	9,615	8,844
Deferred income taxes	(7,520)	118
Other non-cash items, net	1,076	1,102
Changes in assets and liabilities, net of effects of business acquisitions	(3,130)	(6,701)
Net cash provided by operating activities	125,912	108,193

Cash flows from investing activities
Capital expenditures	(37,698)	(27,065)
Proceeds from disposal of fixed assets	—	47
Acquisition of businesses, net of cash acquired	(87,488)	(70,044)
Net cash used in investing activities	(125,186)	(97,062)

Cash flows from financing activities
Proceeds from issuance of long-term debt	200,000	—
Borrowings under revolving credit facility	82,300	74,000
Repayments under revolving credit facility	(208,300)	(64,000)
Debt issuance costs	(2,698)	—
Dividends paid	(7,091)	(5,841)
Purchases of treasury stock	(7,074)	(6,910)
Net cash provided by (used in) financing activities	57,137	(2,751)

Effect of exchange rate changes on cash and cash equivalents	(350)	(163)

Increase in cash and cash equivalents	57,513	8,217
Cash and cash equivalents at beginning of period	36,584	28,367
Cash and cash equivalents at end of period	$94,097	$36,584

(dollar amounts in thousands except share and per share data or as otherwise specified)

SUPPLEMENTARY INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

In evaluating our operating performance, we supplement the reporting of our financial information determined under generally accepted accounting principles in the United States (“GAAP”) with certain non-GAAP financial measures including (i) non-GAAP net income, (ii) non-GAAP earnings per diluted share (“EPS”), (iii) earnings before interest, taxes, depreciation, amortization, loss on disposal of fixed assets, and stock-based compensation expense (“EBITDAS”), (iv) adjusted EBITDAS, (v) net debt and (vi) organic sales. These non-GAAP financial measures are indicators of our performance that are not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, stockholders and other readers of our consolidated financial statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends. The following are examples of the types of adjustments that are excluded: (i) amortization of purchased intangible assets, (ii) acquisition-related items, (iii) business optimization and restructuring-related charges, (iv) certain significant and discrete tax matters and (v) other significant items management deems irregular or non-operating in nature.

Amortization expense of purchased intangible assets is a non-cash expense related to intangibles that were primarily the result of business acquisitions. Our history of acquiring businesses has resulted in significant increases in amortization of intangible assets that reduce our net income. The removal of amortization from our overall operating performance helps in assessing our cash generated from operations including our return on invested capital, which we believe is an important analysis for measuring our ability to generate cash and invest in our continued growth.

Acquisition-related items consist of (i) fair value adjustments to contingent consideration and other contingent liabilities resulting from acquisitions, (ii) due diligence, integration, legal fees and other transaction costs associated with our acquisition program and (iii) acquisition accounting charges for the amortization of the initial fair value adjustments of acquired inventory and deferred revenue. The adjustments of contingent consideration and other contingent liabilities are periodic adjustments to record such amounts at fair value at each balance sheet date. Given the subjective nature of the assumptions used in the determination of fair value calculations, fair value adjustments may potentially cause significant earnings volatility that are not representative of our operating results. Similarly, due diligence, integration, legal and other acquisition costs associated with our acquisition program, including accounting charges relating to recording acquired inventory and deferred revenue at fair market value, can be significant and also adversely impact our effective tax rate as certain costs are often not tax-deductible. Since these acquisition-related items are irregular and often mask underlying operating performance, we exclude these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to past operating performance.

The 2017 Tax Act significantly revised U.S. tax law by, among other provisions, (a) lowering the applicable U.S. federal statutory income tax rate from 35% to 21%, (b) creating a partial territorial tax system that includes imposing a mandatory one-time transition tax on previously deferred foreign earnings, (c) creating provisions regarding the (1) Global Intangible Low Tax Income, (2) the Foreign Derived Intangible Income deduction, and (3) the Base Erosion Anti-Abuse Tax and (d) eliminating or reducing certain income tax deductions, such as interest expense, executive compensation expenses and certain employee expenses. During fiscal 2018, we recorded a favorable benefit related to a revaluation of our deferred tax assets and liabilities as a result of the 2017 Tax Act. Since the tax benefit is largely unrelated to our results and unrepresentative of our normal effective tax rate, we excluded the impact on net income and diluted EPS to arrive at our non-GAAP financial measures.

The portion of the excess tax benefits related to stock compensation which is recorded as a reduction of income tax expense at the time of settlement or vesting amounted to $2,173 and $2,241 in fiscal 2018 and 2017, respectively. The magnitude of the impact of excess tax benefits generated in the future, which may be favorable or unfavorable, are dependent upon our future grants of equity awards, our future share price on the date awards vest in relation to the fair value of awards on grant date and the exercise behavior of our stock option holders. Since these favorable tax benefits are largely unrelated to our results and unrepresentative of our normal effective tax rate, we excluded their impact on net income and diluted EPS to arrive at our non-GAAP financial measures.

During fiscal 2018, the Israeli Government notified us that they would forgive any future amounts due under a contingent obligation payable from a previous acquisition. As a result of this formal notification, we reduced the $1,138 contingent obligation

(dollar amounts in thousands except share and per share data or as otherwise specified)

payable to $0 during fiscal 2018, resulting in a gain through other income. Since this gain was irregular, we made an adjustment to our net income and diluted EPS to exclude this gain to arrive at our non-GAAP financial measures.

During fiscal 2018, we settled a patent infringement matter and also recorded an adjustment to another minor litigation matter in our consolidated financial statements. Since these costs are irregular and mask our underlying operating performance, we made an adjustment to our net income and diluted EPS to exclude such costs to arrive at our non-GAAP financial measures.

During fiscal 2018, we recorded a $2,785 valuation allowance on deferred tax assets related to a prior acquisition. Since this tax adjustment is related to acquired net operating losses and is not representative of our normal effective tax rate, we excluded its impact on net income and diluted EPS for fiscal 2018 to arrive at our non-GAAP financial measures.

During fiscal 2016, we announced the retirement plans of our former Chief Executive Officer and recorded the majority of the costs associated with his retirement in our consolidated financial statements. Since these costs are irregular and mask our underlying operating performance, we made an adjustment to our net income and diluted EPS to exclude such costs to arrive at our non-GAAP financial measures.

Three Months Ended July 31, 2018

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) other business optimization and restructuring-related charges, (iv) a loss on extinguishment of debt, (v) the excess tax benefits applicable to stock compensation, (vi) the establishment of a valuation allowance on deferred tax assets related to a prior acquisition and (vii) net tax benefits associated with the estimated impact of the revaluation of our U.S. net deferred tax liabilities as a result of the 2017 Tax Act to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

Three Months Ended July 31, 2017

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items and (iii) other business optimization and restructuring-related charges to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

The reconciliations of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS were calculated as follows:

	Three Months Ended July 31,
(Unaudited)	2018		2017
Net income/Diluted EPS, as reported	$16,888	$0.41	$16,997	$0.41
Intangible amortization, net of tax(1)	3,423	0.08	4,324	0.10
Acquisition-related items, net of tax(2)	528	0.01	301	0.01
Business optimization and restructuring-related charges, net of tax(3)	1,814	0.04	867	0.02
Loss on debt extinguishment, net of tax(4)	91	—	—	—
Excess tax benefits(5)	(161)	—	—	—
Tax valuation allowance(5)	2,785	0.07	—	—
Tax legislative changes(5)	295	0.01	—	—
Non-GAAP net income/Non-GAAP diluted EPS	$25,663	$0.62	$22,489	$0.54
________________________________________________

(1)	Amounts were recorded in general and administrative expenses.

(2)
For the three months ended July 31, 2018, pre-tax acquisition-related items of $745 were recorded in general and administrative expenses. For the three months ended July 31, 2017, pre-tax acquisition-related items of $148 favorable were recorded in cost of sales and $800 were recorded in general and administrative expenses.

(3)
For the three months ended July 31, 2018, pre-tax restructuring-related items of $353 were recorded in cost of sales and $1,158 were recorded in general and administrative expenses. For the three months ended July 31, 2017, pre-tax restructuring-related items of $1,549 were recorded in general and administrative expenses.

(4)	Amounts were recorded in interest expense, net

(5)	Amounts were recorded in income taxes.

(dollar amounts in thousands except share and per share data or as otherwise specified)

Twelve Months Ended July 31, 2018

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) other business optimization and restructuring-related charges, (iv) litigation matters, (v) a loss on debt extinguishment, (vi) the resolution of the contingent liability associated with a previous acquisition, (vii) the excess tax benefits applicable to stock compensation, (viii) the establishment of a valuation allowance on deferred tax assets related to a prior acquisition and (ix) the net tax benefit associated with the estimated impact of the revaluation of our U.S. net deferred tax liabilities as a result of the 2017 Tax Act to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

Twelve Months Ended July 31, 2017

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) costs associated with the retirement of our former Chief Executive Officer, (iv) other business optimization and restructuring-related charges and (v) the excess tax benefits applicable to stock compensation to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

The reconciliations of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS were calculated as follows:

	Twelve Months Ended July 31,
(Unaudited)	2018		2017
Net income/Diluted EPS, as reported	$91,041	$2.18	$71,378	$1.71
Intangible amortization, net of tax(1)	13,267	0.32	12,800	0.30
Acquisition-related items, net of tax(2)	2,835	0.07	1,533	0.04
CEO retirement costs, net of tax(1)	—	—	1,213	0.03
Business optimization and restructuring-related charges, net of tax(3)	4,658	0.11	2,057	0.05
Litigation matters, net of tax(1)	1,637	0.04	—	—
Loss on debt extinguishment, net of tax(4)	91	—	—	—
Resolution of contingent liability(5)	(1,138)	(0.03)	—	—
Excess tax benefits(6)	(2,173)	(0.05)	(2,241)	(0.05)
Tax valuation allowance(6)	2,785	0.07	—	—
Tax legislative changes(6)	(8,657)	(0.20)	—	—
Non-GAAP net income/Non-GAAP diluted EPS	$104,346	$2.51	$86,740	$2.08
________________________________________________

(1)	Amounts were recorded in general and administrative expenses.

(2)
For the twelve months ended July 31, 2018, pre-tax acquisition-related items of $893 were recorded in cost of sales and $3,154 were recorded in general and administrative expenses. For the twelve months ended July 31, 2017, pre-tax acquisition related items of $353 were recorded in cost of sales and $2,094 were recorded in general and administrative expenses.

(3)
For the twelve months ended July 31, 2018, pre-tax restructuring-related items of $1,517 were recorded in cost of sales and $3,814 were recorded in general and administrative expenses. For the twelve months ended July 31, 2017, pre-tax restructuring-related items of $3,284 were recorded in general and administrative expenses.

(4)	Amounts were recorded in interest expense, net.

(5)	Amounts were recorded in other income.

(6)	Amounts were recorded in income taxes.

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS

We believe EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment have on net income. In particular, acquisitions have historically resulted in significant increases in amortization of purchased intangible assets that reduce net income. Additionally, we regard EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and is a complement to operating income, net income and other GAAP financial performance measures.

We define adjusted EBITDAS as EBITDAS excluding the same non-GAAP adjustments to net income discussed above. We use adjusted EBITDAS when evaluating operating performance because we believe the exclusion of such adjustments, of

(dollar amounts in thousands except share and per share data or as otherwise specified)

which a significant portion are non-cash items, is necessary to provide the most accurate measure of on-going core operating results and to evaluate comparative results period over period.

The reconciliations of net income to EBITDAS and adjusted EBITDAS were calculated as follows:

	Three Months Ended July 31,		Twelve Months Ended July 31,
(Unaudited)	2018	2017	2018	2017
Net income, as reported	$16,888	$16,997	$91,041	$71,378
Interest expense, net	1,467	1,000	5,289	4,303
Income taxes	12,126	9,419	26,472	34,855
Depreciation	4,657	4,123	17,473	15,045
Amortization	4,465	6,477	17,357	18,407
Loss on disposal of fixed assets	247	477	768	966
Stock-based compensation expense	2,582	1,861	9,615	8,844
EBITDAS	42,432	40,354	168,015	153,798
Acquisition-related items	745	652	4,047	2,447
CEO retirement costs(1)	—	—	—	1,937
Business optimization and restructuring-related charges(2)	1,280	1,549	5,001	2,760
Litigation matters	—	—	2,345	—
Resolution of contingent liability	—	—	(1,138)	—
Adjusted EBITDAS	$44,457	$42,555	$178,270	$160,942
________________________________________________

(1)
For comparative purposes, we have revised the amounts associated with CEO retirement costs for the twelve months ended July 31, 2017 to exclude stock-based compensation expense which was reported in "Stock-based compensation expense" above.

(2)	Excludes stock-based compensation expense.

Net Debt

We define net debt as long-term debt less cash and cash equivalents. Each of the components of net debt appears on our consolidated balance sheets. We believe that the presentation of net debt provides useful information to investors because we review net debt as part of our management of our overall liquidity, financial flexibility, capital structure and leverage.

(Unaudited)	July 31, 2018	July 31, 2017
Long-term debt (excluding debt issuance costs)	$200,000	$126,000
Less cash and cash equivalents	(94,097)	(36,584)
Net debt	$105,903	$89,416

Reconciliation of Net Sales Growth to Organic Sales Growth

We define organic sales as net sales less (i) the impact of foreign currency translation, (ii) net sales related to acquired businesses during the first twelve months of ownership and (iii) divestitures during the periods being compared. We believe that reporting organic sales provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior periods. We exclude the effect of foreign currency translation from organic sales because foreign currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions and divestitures because the nature, size, and number of acquisitions and divestitures can vary dramatically from period to period and can obscure underlying business trends and make comparisons of financial performance difficult.

(dollar amounts in thousands except share and per share data or as otherwise specified)

For the three months ended July 31, 2018, the reconciliation of net sales growth to organic sales growth for total net sales and net sales of our four reportable segments were calculated as follows:

(Unaudited)	Net Sales	Endoscopy Net Sales	Water Purification and Filtration Net Sales	Healthcare Disposables Net Sales	Dialysis Net Sales
Net sales growth	11.4%	14.8%	6.2%	11.3%	(2.0)%
Impact due to foreign currency translation	(0.5)%	(0.7)%	(0.1)%	—%	(0.6)%
Sales related to acquisitions	(3.4)%	(6.0)%	—%	(1.2)%	—%
Organic sales growth	7.5%	8.1%	6.1%	10.1%	(2.6)%

For the twelve months ended July 31, 2018, the reconciliation of net sales growth to organic sales growth for total net sales and net sales of our four reportable segments were calculated as follows:

(Unaudited)	Net Sales	Endoscopy Net Sales	Water Purification and Filtration Net Sales	Healthcare Disposables Net Sales	Dialysis Net Sales
Net sales growth	13.2%	18.8%	7.5%	7.4%	3.7%
Impact due to foreign currency translation	(0.8)%	(1.4)%	(0.3)%	—%	(0.8)%
Sales related to acquisitions	(4.0)%	(7.4)%	—%	(0.8)%	—%
Organic sales growth	8.4%	10.0%	7.2%	6.6%	2.9%

(dollar amounts in thousands except share and per share data or as otherwise specified)